Exhibit 10.31

GLOBAL INDEMNITY GROUP, LLC

2023 SHARE INCENTIVE PLAN

CLASS A-2 COMMON SHARE GRANT AGREEMENT

This CLASS A-2 COMMON SHARE GRANT AGREEMENT (this “Agreement”), dated [●] (the “Grant Date”), is delivered by Global Indemnity Group, LLC (the “Company”) to [●] (the “Grantee”).

RECITALS

A. The Global Indemnity Group, LLC 2023 Share Incentive Plan (the “Plan”) provides for the grant of Awards, including Other Share-Based Awards, to officers, directors, employees and certain consultants and other service providers of the Company and its Affiliates, in accordance with the terms and conditions of the Plan.

B. The Board, acting as the Committee pursuant to its authority under the Plan, has determined that it is to the advantage and interest of the Company and its shareholders to make a grant of Class A-2 Common Shares (as defined in the Limited Liability Company Agreement) provided for herein to the Grantee pursuant to the Plan and terms and conditions of this Agreement.

C. This grant, which shall constitute an Award, including an “Other Share-Based Award” as defined under the Plan (which, for the avoidance of doubt, is not contingent upon the attainment of Performance Goals) is subject to the terms of the Plan, which are hereby incorporated into this Agreement by this reference. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.
Grant of Class A-2 Common Shares.
(a)
The Company hereby grants to the Grantee [●] Class A-2 Common Shares (the “Award Shares”), which represents an interest in the profits of the Company in excess of the Threshold Amount (as defined below).
(b)
The Award Shares shall be subject to the terms and conditions set forth in this Agreement, in the Plan and in the Limited Liability Company Agreement.
(c)
The Award Shares shall have a threshold amount equal to the product of (i) the volume weighted average closing sale price of a Class A Common Share on the Nasdaq Global Select Market as reported on Bloomberg L.P. under the function “VWAP” (or, if not reported therein, in another authoritative source mutually selected by the parties) for the thirty (30) consecutive calendar days ending on and including the Grant Date, multiplied by (ii) the total number of outstanding Class A Common Shares and Class B Common Shares (as such terms are defined in the Limited Liability Company Agreement) on the Grant Date (such amount, the “Threshold Amount”), subject to adjustment pursuant to Section 3(c) of this Agreement. The Threshold Amount may also be adjusted from time to time, in the sole discretion of the Board, to take into account any new capital contributions to, or share issuances or repurchases by, the Company. The Company shall maintain a record of the Threshold Amount.
(d)
Vesting; Forfeiture. In the event of a Change of Control Transaction, if Grantee is employed by, or serving as a director of, the Company or any of its Subsidiaries in good standing through the date of the closing of such Change of Control Transaction, the Award Shares will fully vest on the closing of such Change of Control Transaction. If Grantee ceases employment with the Company and its Subsidiaries at any time and for any reason prior to the date of a Change of Control Transaction, the Award Shares will immediately forfeit without consideration.
(e)
The Award Shares will not have any value (or be entitled to any payment or distribution) in the event of the dissolution or liquidation of the Company, unless such dissolution or liquidation also constitutes a Change of Control Transaction.
2.
Certificates. The Award Shares will not be certificated but the ownership of the Award Shares by the Grantee will be entered into the books and records of the Company.
3.
Shareholder Rights.
(a)
Voting. The Grantee shall be entitled to cast one (1) vote for each Award Share in any matter submitted for consent or approval of Shareholders (as defined in the Limited Liability Company Agreement) under the Limited Liability Company Agreement.
(b)
Cash Dividends and Distributions. Notwithstanding anything to the contrary in the Limited Liability Company Agreement, as a condition to the issuance by the Company of the Award Shares to the Grantee, the Grantee hereby irrevocably waives any and all right that the Grantee has or may in the future have to receive any ordinary dividends or other regular distributions with respect to the Award Shares; provided, for the avoidance of doubt, that such waiver shall not apply with respect to any distributions in connection with a Change of Control Transaction.
(c)
Effect of an Equity Restructuring. In the event of an Equity Restructuring, the Award Shares shall continue to be subject to the same terms and conditions, other than adjustments to the number or type or class of Award Shares and the Threshold Amount in accordance with the Plan, relating to the Award Shares as were applicable immediately prior to the Equity Restructuring.
4.
Non-assignability of Rights; Non-Transferability. Notwithstanding anything to the contrary in the Plan or the Limited Liability Company Agreement, unless otherwise determined by the Board and the Conflicts Committee of the Company, the Award Shares may not be assigned, sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner until the occurrence of a Change of Control Transaction. Upon a Change of Control Transaction, the Award Shares (to the extent vested) shall receive any liquidating distributions or other consideration paid or provided to Company shareholders in accordance with Exhibit A and shall otherwise be treated in the same manner as Class A Common Shares (based on an equivalent number of Class A Common Shares) in accordance with the Limited Liability Company Agreement. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s Parents, Subsidiaries, and Affiliates.
5.
Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. This grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Award Shares, (iii) changes in capitalization of the Company, and (iv) compliance with Applicable Laws. The Committee shall have the authority to interpret and construe this grant pursuant to the terms of the Plan, and its decisions shall be conclusive and binding as to any questions arising hereunder.
6.
No Employment or Other Rights. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company or any of its Subsidiaries and shall not interfere in any way with the right of the Company to terminate the Grantee’s service pursuant to any plan, program, agreement or arrangement by and between the Grantee and the Company or any of its Subsidiaries.
7.
Securities Representations. Upon the Grant Date, the Grantee makes the following representations and warranties and the grant of Award Shares by the Company hereunder shall be made in reliance upon such representations and warranties:
(a)
The Grantee is acquiring and will hold the Award Shares for investment for the Grantee’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (the “Securities Act”) or other applicable securities laws.
(b)
The Grantee is aware of the adoption of Rule 144 by the United States Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Grantee acknowledges that the Grantee is familiar with the conditions for resale set forth in Rule 144 and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
(c)
The Grantee will not transfer the Award Shares in violation of the Limited Liability Company Agreement, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws; provided that the foregoing shall in no way limit the Grantee’s ability to transfer the Award Shares pursuant to Section 4 of this Agreement and the terms and conditions of the Limited Liability Company Agreement.

(d)
The Grantee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award Shares.
(e)
8.
Tax Consequences. The Company shall not be liable or responsible in any way for any tax consequences to the Grantee relating to the grant, ownership or transfer of the Award Shares hereunder. The Grantee agrees to determine and be responsible for any and all tax consequences to the Grantee related to the grant, ownership and transfer of the Award Shares. By accepting the Award Shares, the Grantee acknowledges that the Company is treated as a partnership for U.S. federal and state income tax purposes and that the Grantee will continue to be treated as a partner for such purposes with respect to the Award Shares. Accordingly, the Grantee acknowledges that, among other things, the Grantee will be required to report and pay tax on the Grantee’s individual tax return the Grantee’s distributive share of the Company’s income, gain, loss, deductions and credits, regardless of whether the Grantee has received a distribution from the Company, and accordingly, the ownership of the Award Shares may give rise to an out-of-pocket expense for the Grantee. The Company has not made and will not make any statements or representations to the Grantee concerning the U.S. federal, state and local or non-U.S. tax consequences arising from the grant, holding or transferring of the Award Shares contemplated by this Agreement and will have no obligation to indemnify or hold harmless the Grantee for any claims or liabilities arising from such consequences. The parties hereto acknowledge and agree that upon the Grant Date, the Award Shares will have a liquidation value of $0.
9.
Section 83(b) Election. Within thirty (30) days following the receipt of the Award Shares, Grantee agrees to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and to deliver to the Company a copy of the election authorized by Section 83(b) of the Code in the form attached hereto as Exhibit B with respect to such Award Shares promptly after its filing. Grantee acknowledges that it is Grantee’s sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if Grantee requests the Company or its representatives to make this filing on Grantee’s behalf. Grantee acknowledges Grantee is not relying on the Company or any of its Subsidiaries with respect to any tax information or advice.
10.
Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.
11.
Modification of this Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
12.
Entire Agreement. This Agreement and the terms and conditions of the Plan and the Limited Liability Company Agreement constitute the entire understanding between the

Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to the Award Shares.
13.
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.
14.
Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest to this Agreement, and the Grantee has placed his signature hereon, effective as of the Grant Date.

GLOBAL INDEMNITY GROUP, LLC

By:

I hereby accept the grant of Award Shares described in this Agreement. I have read the Global Indemnity Group, LLC 2023 Share Incentive Plan, the Limited Liability Company Agreement and agree to be bound by the terms of the Plan, this Agreement and the Limited Liability Company Agreement.

Grantee accepts and agrees as of the date first above written:

[●]

EXHIBIT A

Change of Control Transaction Payment Mechanics

Notwithstanding anything in the Limited Liability Company Agreement to the contrary, upon a Change of Control Transaction, the Grantee shall be entitled to receive distributions (if any) from the proceeds of the sale of the Company or the Company’s assets with respect to the Award Shares (the extent vested) in the following order:

(1)
first, holders of Series A Cumulative Fixed Rate Perpetual Preferred Shares shall have the right to receive the aggregate Change of Control Redemption Price (each as defined in the share designation applicable to such Series A Cumulative Fixed Rate Perpetual Preferred Shares) for their Series A Cumulative Fixed Rate Perpetual Preferred Shares, as applicable;

(2)
second, holders of Class A Common Shares (other than Class A-2 Common Shares) and Class B Common Shares receive distributions equal to the Threshold Amount less the total amount of any special distributions or special dividends paid by the Company to holders of Class A Common Shares (other than Class A-2 Common Shares) and Class B Common Shares following the Grant Date that relate solely to the capital (not profits) of the Company (which amount shall be determined by the Board);

(3)
third, the Grantee receives 100% of distributions until the Award Shares are “caught up” to the amount received per Award Share is equal to the amount received under step (2) by each Class A Common Share (which for the avoidance of doubt, is currently expected to be the same as received by each Class B Common Share); and

(4)
fourth, the Award Shares participate in distributions of profits, pro-rata with other shareholders (otherwise in accordance with the Limited Liability Company Agreement) as if the Award Shares were Class A Common Shares (which for the avoidance of doubt, is currently expected to be the same as for Class B Common Shares).

EXHIBIT B

Election Under Section 83(b) of the Internal Revenue Code

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, as amended, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.
The name, address, taxpayer identification number of the undersigned are as follows:

NAME OF TAXPAYER:
ADDRESS:

IDENTIFICATION NO.:

2.
The property with respect to which the election is made is described as follows:

_____ Class A-2 Common Shares (the “Award Shares”) of Global Indemnity Group, LLC, a Delaware limited liability company (the “Company”).

3.
The date on which the property was transferred is: [●], 2026
4.
The taxable year for which such election is made is: 2026
5.
The property is subject to the following restrictions:

Vesting in accordance with the terms set forth in the Class A-2 Common Share Grant Agreement and other terms and conditions, including restrictions on transfer, in accordance with the Third Amended and Restated Limited Liability Company Agreement of the Company, effective as of January 16, 2025 (as it may be amended and/or restated from time to time, the “LLC Agreement”), the Class A-2 Common Share Grant Agreement and the Global Indemnity Group, LLC 2023 Share Incentive Plan. The property will be, at all times, subject to the LLC Agreement, except as otherwise set forth in writing between the Company and the taxpayer.

6.
The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $0.00 per Award Share
7.
The amount (if any) paid for such property: $0.00 per Award Share

8.
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _________________________	Signature of Taxpayer